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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2007 (December 13, 2007)

BUTLER INTERNATIONAL, INC.

(Exact name of Registrant as specified in Charter)

MARYLAND	0-14951	06-1154321

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 Summit Avenue, Montvale, New Jersey 07645

(Address of Principal Executive Offices/Zip Code)

(201) 573-8000

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since

Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	Entry Into a Material Definitive Agreement

SIGNATURE

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 13, 2007 Registrant’s wholly-owned subsidiary, Butler of New Jersey Realty Corp., (“Seller”), entered into an Agreement of Purchase and Sale (“Agreement”) for the sale of its Montvale New Jersey property (“Property”). Upon execution of the Agreement, the Buyer deposited $1,000,000, which is being held in escrow by the Seller’s attorneys. One half of the deposit may be used as liquidated damages in the event of Buyer’s breach of the Agreement. The principal terms of this transaction follow: The Agreement provides, among other things, that the Buyer has until January 14, 2008 (“Mortgage Contingency Period”) to secure a mortgage commitment for a mortgage loan for the acquisition of the Property. The Buyer has committed that if a lender so requires the Buyer will make a down payment from its own funds of up to $4,000,000 towards the mortgage commitment. The Purchase Price of the property is $9,350,000. The Agreement provides for a closing date (“Closing Date”) of one month after the Mortgage Contingency Period. During the Mortgage Contingency Period the Seller may decide to terminate the Agreement at which point the Buyer may waive the mortgage contingency and purchase the Property without a financing contingency. Should the Buyer not waive the mortgage contingency, the Agreement provides that the Seller may return the deposit and the parties have no further obligations under the Agreement. As part of the Agreement, the Seller has retained rights to approximately six (6) acres of undeveloped land that is part of the parcel being sold. To secure its rights to this six (6) acres, the Seller has negotiated the terms of a ninety-nine year Ground Lease and has secured its right in this six (6) acres by allowing for an application for a subdivision to the Borough of Montvale New Jersey whereupon these six (6) acres would be separated from the main parcel and become a legally separate subdivided parcel. The Seller has negotiated an Access Easement Agreement for access over the front parcel to the public street to permit reasonable development of the rear parcel. The Access Easement Agreement will be entered into upon the anticipated Closing. Subsequent to the Closing the Seller’s affiliate will lease from the Buyer approximately 11,500 square feet of office space for a period of seven years at an annual base rent of $183,000, pursuant to the terms and conditions of an Office Lease Agreement. As part of the Agreement, the Seller agrees to provide property management services to the Buyer subsequent to the Closing which Agreement is terminable by the Seller upon sixty (60) days notice, or immediately if the Seller’s affiliate terminates its tenancy under the Office Lease Agreement. If the property management agreement ends then the annual base rent under the Office Lease Agreement will increase by $50,000 per annum. Should the sale of the property occur, the Company’s debt will decrease by approximately $10,000,000.

Copies of the Agreement of Purchase and Sale and the Form of Office Lease Agreement are attached as Exhibits 10.1 and 10.2 to this report, and the summary above is qualified by reference to the entire documents. No material relationship exists between the Registrant, the Seller, and their respective affiliates, and the Buyer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
Exhibit Number	Description
10.1	Agreement of Purchase and Sale between Butler of New Jersey Realty Corp. and Jong P. Lim and Young H. Lim, dated December 13, 2007.
10.2	Form of Office Lease Agreement to be executed at Closing

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2007	BUTLER INTERNATIONAL, INC.

By:/s/ Mark Koscinski
Mark Koscinski
Chief Financial Officer Principal Financial Officer

BUTLER INTERNATIONAL, INC.

EXHIBIT LIST

Exhibit Number	Description
10.1	Agreement of Purchase and Sale between Butler of New Jersey Realty Corp. and Jong P. Lim and Young H. Lim, dated December 13, 2007.
10.2	Form of Office Lease Agreement to be executed at Closing

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